Exhibit 99.1

SumTotal Systems Reports Record Second-Quarter Revenue

GAAP Revenue Grows 58% Year over Year, Non-GAAP Revenue Up 66%

MOUNTAIN VIEW, Calif. – August 1, 2006 – SumTotal® Systems, Inc. (Nasdaq: SUMT), the largest provider of talent, learning and business performance technologies and services, announced its financial results for the second quarter ended June 30, 2006.

Second-Quarter 2006 Results

On a Generally Accepted Accounting Principles (“GAAP”) basis, total revenue for the second quarter of 2006 was $25.1 million, an increase of 58% from the $15.9 million reported in the second quarter of 2005. License revenue was $7.6 million in the second quarter of 2006, an increase of 49% from $5.1 million in the same quarter one year ago. Net loss, on a GAAP basis, for the second quarter of 2006 was $2.3 million, or $0.09 per share on both a basic and diluted basis, compared to a net loss of $3.4 million, or $0.16 per share in the same quarter one year ago.

Deferred revenue on a GAAP basis at the end of the second quarter increased 43% year over year to end the quarter at $28.1 million, compared to $19.7 million for the same quarter of the previous year.

On a non-GAAP basis, in the second quarter of 2006 revenue increased by 66% to $26.5 million from revenue of $16.0 million as reported for the second quarter of 2005. License revenue was $8.3 million on a non-GAAP basis, an increase of 60% from $5.2 million in the same quarter one year ago. Non-GAAP net income for the second quarter was $2.3 million, or $0.09 per share on both a basic and diluted basis, compared to a non-GAAP net loss of $2.4 million, or $0.11 per share on both a basic and diluted basis for the second quarter a year ago.

Non-GAAP results exclude the impact of certain non-cash accounting adjustments and one-time charges primarily related to acquisition accounting. A reconciliation to the GAAP results is provided in the attached statements.

“Our second quarter growth and profitability demonstrates the strength of our business model and our continued ability to execute,” said Donald Fowler, SumTotal’s chief executive officer. “We experienced solid sales activity across our targeted market segments with particularly strong contributions from the retail, financial services and manufacturing segments. We continued to grow our recurring revenue base to a new high of over 47% of total revenues in the second quarter. We are pleased with the progress we have made to date and the acceptance of our talent management platform, and remain enthusiastic about our ability to achieve our long-term growth objectives.”

Recent Highlights

During the second quarter, SumTotal Systems:

•	Added North American customer wins, including solutions for talent management, with new customers such as: Alticor, Grant Thornton, IndyMac Bancorp, ExecellerateHRO, Shaw Industries, The Timken Company, Bluelinx Holdings and The Weather Channel.

•	Continued SumTotal Enterprise Suite Version 7 upgrades and installed base growth with more than 200 customers who have purchased or upgraded to SumTotal 7. Current quarter upgrades include Eaton Corporation, Eastman Kodak and Toys R Us.

•	Expanded its international presence in new and existing markets:

•	Entered the China market with learning and talent management for Liaoning Mobile, the leading mobile services provider in mainland China. Liaoning Mobile purchased licenses from SumTotal and its partner HP Education.

•	Entered into a contract with leading global consulting and IT services company Satyam Computer Services Ltd. and partner C&S, making the SumTotal 7 the backbone for the Satyam Learning Center which supports all of their global locations.

•	Expanded its Indian operation, opening a state-of-the-art office in Hyderabad, India. This new, high-tech R&D facility boasts a cutting-edge technology infrastructure.

•	Strengthened its product leadership by becoming the first learning and talent management company to join the Google Enterprise Professional program, integrating the Google Search Appliance within SumTotal 7 to increase access to formal and informal knowledge and learning.

•	Filed a Form S-3 shelf registration statement with the Securities and Exchange Commission for an aggregate maximum of $75 million.

Guidance

For the third quarter of 2006, SumTotal Systems estimates its GAAP revenue will be between $25.5 million and $27.5 million. On a non-GAAP basis, revenue is estimated to be between $26.0 million and $28.0 million. GAAP net loss is estimated between $1.9 million, or $0.08 per share, and $0.9 million, or $0.04 per share. On a non-GAAP basis, net income is estimated to be between $2.0 million, or $0.08 per share, and $3.0 million, or $0.12 per share. The reconciling items between GAAP and non-GAAP income (loss) are estimated to be a $0.5 million adjustment to revenue, $2.2 million for amortization of intangibles and $1.2 million for stock-based compensation.

Conference Call

SumTotal will host an investor conference call and webcast on Tuesday, August 1, 2006, at 2:00 p.m. (Pacific Time) / 5:00 p.m. (Eastern Time) to discuss the financial results for the second quarter ended June 30, 2006. A live audio webcast is available to investors and the public at: www.sumtotalsystems.com/company/investors.

In addition to the webcast, a telephone replay will be available on Tuesday, August 1, 2006, beginning at approximately 5:00 p.m. (Pacific Time) through the close of business (Pacific Time) on Tuesday, August 8, 2006. Investors and other interested parties can access the replay by dialing the U.S. toll-free number: 800-405-2236, access code: 11065300. The international dial-in number is +1 303-590-3000, access code: 11065300.

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ: SUMT) is the largest provider of talent, learning and business performance technologies and services. SumTotal deploys mission-critical solutions that align talent and knowledge with organizational processes and business goals to generate significant bottom-line results. With more than 17 million users worldwide, SumTotal has helped accelerate performance and profits for more than 1,500 of the world’s best-known companies and government agencies including Accenture, Aetna, Cendant, DaimlerChrysler, Delta Air Lines, Harley-Davidson, Microsoft, Novartis, PNC Bank, U.S. Army, U.S. Air Force, U.S. Navy, U.S. Coast Guard, U.S. Bancorp, United Airlines, Vodafone, Wachovia and Wyeth. SumTotal has offices throughout the United States, and in London, Paris, Frankfurt, Singapore, Sydney, Tokyo, Hong Kong and Hyderabad. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are registered trademarks or trademarks of SumTotal Systems, Inc. or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

SAFE HARBOR / FORWARD-LOOKING STATEMENT

Information in this press release and the accompanying conference call contains forward-looking statements and management’s estimation regarding future performance of the company, including without limitation, financial estimates for the third quarter ending September 30, 2006. These statements represent SumTotal Systems’ current expectations or beliefs concerning its results and future events, and include statements, among others, regarding its financial guidance for estimated GAAP and non-GAAP revenue, loss, income, profitability, growth of recurring revenue base, backlog, expenses, charges related to stock-based compensation, amortization of intangibles; revenue adjustments; continued growth in deferred revenue balance and pipeline; the company’s competitive position and business model, including its market share and leadership position; the company’s ability to execute and the strength and scale of its business model; and the company’s product leadership. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to, (i) the ability to successfully expand product distribution and service offerings and increase market share; (ii) failure to maintain or increase quarterly bookings or revenue or maintain expense levels; (iii) unanticipated changes to the company’s estimated charges related to stock-based compensation, amortization of intangibles, revenue adjustments and results of adopting SFAS No. 123R; (iv) failure to comply with the covenants in the company’s credit facility that could result in a default, thereby causing a foreclosure or sale of its assets; (v) the acceptance of SumTotal Enterprise Suite 7.2 and future product offerings; (vi) the ability to successfully implement the company’s solutions; (vii) significant current and expected additional competition causing, among other things, pricing pressure; (viii) future litigation that may result in additional expenses, potential adverse judgments or injunctions enjoining the shipment of the company’s products; (ix) the ability to attract and retain highly qualified employees, and the risk of losing employees; (x) the inability to fix in a timely fashion unanticipated bugs, errors or defects that materially impact the functionality or usability of our product line, or unanticipated problems in customer upgrades to the new product line; (xi) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties; and (xii) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on March 28, 2006, its quarterly report on Form 10-Q filed on May 10, 2006, its Form S-3 filed on June 1, 2006, and its Form 8-Ks. SumTotal Systems assumes no obligation to update the information in this press release or in the accompanying conference call.

Media Contact:

SumTotal Systems, Inc.

Bill Perry, 614-975-7538

bperry@sumtotalsystems.com

Investor Contact:

SumTotal Systems, Inc.

Gwyn Lauber, 650-934-9594

glauber@sumtotalsystems.com

-Tables to Follow-

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash, cash equivalents and restricted cash	$19,438	$18,489
Short term investments	648	657
Accounts receivable, net	21,409	25,207
Prepaid expenses and other current assets	3,771	3,484

Total current assets	45,266	47,837

Property and equipment, net	5,528	4,210
Goodwill	62,306	62,306
Intangible assets, net	21,209	25,705
Other assets	1,178	1,489

Total assets	$135,487	$141,547

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,993	$2,845
Accrued compensation and benefits	6,530	5,509
Other accrued liabilities	3,344	4,048
Restructuring accrual	550	1,831
Deferred revenue	27,636	26,354
Provision for litigation settlement	1,024	970
Notes payable	4,877	4,877

Total current liabilities	46,954	46,434

Non-current liabilities:
Other accrued liabilities, non-current	233	176
Restructuring accrual, non-current	657	808
Deferred revenue, non-current	466	369
Provision for litigation settlement, non-current	1,888	2,333
Notes payable, non-current	10,939	13,125

Total liabilities	61,137	63,245

Commitments and contingencies	—	—

Stockholders’ equity	74,350	78,302

Total liabilities and stockholders’ equity	$135,487	$141,547

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2006	2005	2006	2005
Revenue:
License	$7,566	$5,114	$14,845	$10,657
Service and maintenance	17,539	10,773	34,561	21,970

Total revenue	25,105	15,887	49,406	32,627

Cost of revenue:
License	163	706	343	860
Service and maintenance	8,699	4,834	17,411	10,000
Amortization of intangible assets	2,169	711	4,496	2,099

Total cost of revenue	11,031	6,251	22,250	12,959

Gross margin	14,074	9,636	27,156	19,668

Operating expenses:
Research and development	4,039	2,909	8,138	5,829
Sales and marketing	7,622	5,923	14,865	12,127
General and administrative	4,741	4,013	10,552	7,641

Total operating expenses	16,402	12,845	33,555	25,597

Loss from operations	(2,328)	(3,209)	(6,399)	(5,929)

Interest expense	(431)	(1)	(866)	(1)
Interest income	189	190	352	355
Other income (expense), net	256	(326)	180	(372)

Loss before provision for (benefit from) income taxes	(2,314)	(3,346)	(6,733)	(5,947)
Provision for (benefit from) income taxes	(22)	20	(5)	31

Net loss	(2,292)	(3,366)	(6,728)	(5,978)

Net loss per share, basic and diluted	$(0.09)	$(0.16)	$(0.27)	$(0.29)

Weighted average common shares outstanding, basic and diluted	24,909	20,911	24,804	20,854

Use of non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the company and how it communicates the performance internally. The company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by SumTotal is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-down

The company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Docent, Inc. and Pathlore Software Corporation. This has the effect of increasing licenses, service and maintenance revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is to done to provide management with better visibility on the contractual revenue run rate, maintenance and subscription renewal rates and the operating profitability of the business.

Stock Based Compensation

SumTotal has incurred stock-based compensation as required by FAS 123R in 2006 and by APB25 in prior years. The company excludes these expenses from services and maintenance cost of revenue, research and development expenses, sales and marketing expenses and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for better comparability between periods and for results that better reflect the economic cash flows of the operations.

Amortization of Intangibles

The company has incurred expenses for amortization of intangibles in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

SumTotal Systems, Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2006	2005	2006	2005
Revenue:
License	$8,262	$5,172	$16,548	$10,808
Service and maintenance	18,247	10,825	36,283	22,195

Total revenue	26,509	15,997	52,831	33,003

Cost of revenue:
License	163	706	343	860
Service and maintenance	8,455	4,821	16,929	9,973

Total cost of revenue	8,618	5,527	17,272	10,833

Gross margin	17,891	10,470	35,559	22,170

Operating expenses:
Research and development	3,918	2,898	7,894	5,795
Sales and marketing	7,368	5,869	14,370	11,972
General and administrative	4,356	3,940	9,764	7,474

Total operating expenses	15,642	12,707	32,028	25,241

Income (loss) from operations	2,249	(2,237)	3,531	(3,071)
Interest expense	(431)	(1)	(866)	(1)
Interest income	189	190	352	355
Other income (expense), net	256	(326)	180	(372)

Income (loss) before provision for (benefit from) income taxes	2,263	(2,374)	3,197	(3,089)
Provision for (benefit from) income taxes	(22)	20	(5)	31

Net income (loss)	$2,285	(2,394)	$3,202	$(3,120)

Net income (loss) per share, basic	$0.09	$(0.11)	$0.13	$(0.15)

Net income (loss) per share, diluted	$0.09	$(0.11)	$0.12	$(0.15)

Weighted average common shares outstanding, basic	24,909	20,911	24,804	20,854

Weighted average common shares outstanding, diluted	26,050	20,911	25,884	20,854

SumTotal Systems, Inc.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended June 30, 2006				Three-Months Ended June 30, 2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:
License	$7,566	$696	A	$8,262	$5,114	$58	A	$5,172
Service and maintenance	17,539	$708	A	18,247	10,773	52	A	10,825

Total revenue	25,105	1,404		26,509	15,887	110		15,997

Cost of revenue:

License	163			163	706	0 A		706
Service and maintenance	8,699	(244	)B	8,455	4,834	(13	)B	4,821
Amortization of intangible assets	2,169	(2,169	)C	0	711	(711	)C	0

Total cost of revenue	11,031	(2,413)		8,618	6,251	(724)		5,527

Gross margin	14,074	3,817		17,891	9,636	834		10,470

Operating expenses:

Research and development	4,039	(121	)B	3,918	2,909	(11	)B	2,898
Sales and marketing	7,622	(254	)B	7,368	5,923	(54	)B	5,869
General and administrative	4,741	(385	)B	4,356	4,013	(73	)B	3,940

Total operating expenses	16,402	(760)		15,642	12,845	(138)		12,707

Income (loss) from operations	(2,328)	4,577		2,249	(3,209)	972		(2,237)
Interest expense	(431)			(431)	(1)			(1)
Interest income	189			189	190			190
Other income (expense), net	256			256	(326)			(326)

Income (loss) before provision for (benefit from) income taxes	(2,314)	4,577		2,263	(3,346)	972		(2,374)
Provision for (benefit from) income taxes	(22)			(22)	20			20

Net income (loss)	$(2,292)	$4,577		$2,285	$(3,366)	972		$(2,394)

Net income (loss) per share, basic	$(0.09)			$0.09	$(0.16)			$(0.11)

Net income (loss) per share, diluted	$(0.09)			$0.09	$(0.16)			$(0.11)

Weighted average common shares outstanding, basic	24,909			24,909	20,911			20,911

Weighted average common shares outstanding, diluted	24,909			26,050	20,911			20,911

Footnotes:

A	To include Pathlore and Docent, Inc.’s deferred revenue and costs that were excluded as a result of adjustments to fair value as part of acquisition accounting
B	To exclude amortization of stock-based compensation.
C	To exclude amortization of acquired intangible assets.

SumTotal Systems, Inc.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Six-Months Ended June 30, 2006				Six-Months Ended June 30, 2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:
License	$14,845	$1,703	A	$16,548	$10,657	$151	A	$10,808
Service and maintenance	34,561	1,722	A	36,283	21,970	225	A	22,195

Total revenue	49,406	3,425		52,831	32,627	376		33,003

Cost of revenue:

License	343			343	860	0	A	860
Service and maintenance	17,411	(482	)B	16,929	10,000	(27	)B	9,973
Amortization of intangible assets	4,496	(4,496	)C	(0)	2,099	(2,099	)C	0

Total cost of revenue	22,250	(4,978)		17,272	12,959	(2,126)		10,833

Gross margin	27,156	8,403		35,559	19,668	2,502		22,170

Operating expenses:

Research and development	8,138	(244	)B	7,894	5,829	(34	)B	5,795
Sales and marketing	14,865	(495	)B	14,370	12,127	(155	)B	11,972
General and administrative	10,552	(788	)B	9,764	7,641	(167	)B	7,474

Total operating expenses	33,555	(1,527)		32,028	25,597	(356)		25,241

Income (loss) from operations	(6,399)	9,930		3,531	(5,929)	2,858		(3,071)
Interest expense	(866)			(866)	(1)			(1)
Interest income	352			352	355			355
Other income (expense), net	180			180	(372)			(372)

Income (loss) before provision for (benefit from) income taxes	(6,733)	9,930		3,197	(5,947)	2,858		(3,089)
Provision for (benefit from) income taxes	(5)			(5)	31			31

Net income (loss)	$(6,728)	$9,930		$3,202	(5,978)	$2,858		(3,120)

Net income (loss) per share, basic	$(0.27)			$0.13	$(0.29)			$(0.15)

Net income (loss) per share, diluted	$(0.27)			$0.12	$(0.29)			$(0.15)

Weighted average common shares outstanding, basic	24,804			24,804	20,854			20,854

Weighted average common shares outstanding, diluted	24,804			25,884	20,854			20,854

Footnotes:

A	To include Pathlore and Docent, Inc.’s deferred revenue and costs that were excluded as a result of adjustments to fair value as part of acquisition accounting
B	To exclude amortization of stock-based compensation.
C	To exclude amortization of acquired intangible assets.